Exhibit 10.2

Contract Agreement

Agreement name: Liaoning North-West Water Supply Project To Deliver Butterfly Valve (biding document 1)

Agreement Code: LXB-SG-002-Z0500

In order to implement biding document 1 with respect to purchase of butterfly valve for Liaoning North-West Water Supply Project , Liaoning North-West Water Supply Ltd (“Purchaser”) accepted Liaoning Nengfa Weiye Energy Technology Ltd (“Seller” ) as the bid winner. Both of Parties came to following agreement :

1. This contract agreement is consisted of agreement and following documents:

(1) Contract Agreement ( including supplemental agreement )

(2) Biding Notify

(3) Summary of negotiated contract

(4) Bid Letter

(5) The biding documents to clarify and the revised NO.01-02 Notify.

(6) Term and Condition of agreement

(7) Technical standard and requirement ( Technical term of contract)

(8) Price list of bid

(9) Material provided by purchaser

(10) Other documents entered into the contract recognized by parities

2. The mentioned documents may be complementary and explanation mutually. If it have not clear or discrepancy, a prior order as agreed in the contract shall prevail.

3. The price of signed contract : RMB: 36,596,040

4. The quality of equipment meets technical standard and requirement

5. Seller guaranteed that the design , manufacture ,test and trial , parcel and deliver with respect to hydraulic control butterfly valves and its accessories, valve operating system , spare part and special tool which would be completed according to term of agreement. ( deliver spot would be located at installed spot, unload is responsible by purchaser). Acceptance : provided necessary drawings and material, provided technical guidance and supervision services and other after-sales service regarding equipment installation, commissioning,testing and acceptance; accepted representative participate in the factory supervision, testing and acceptance and responsible for quality of works mentioned above.

6. Deliver date guaranteed by seller is between 1 July 2014 to 31 January 2015.

7. The purchaser guaranteed that the payment would be completed according to condition, schedule raised by the agreement.

8. There are eight copies of this agreement, including two copies of the original contract , both sides each hold one copy, six copies , with three copies of each pair of main contract.

9. In contract, both parties sign compensatory agreement separately, the supplementary agreement is part of the contract.

10. This contract will come into force after signed and stamped by parties and the purchaser accepts letter submitted by the buyer.

Liaoning Nengfa Weiye Energy Technology Ltd.

Purchaser: Liaoning North-West Water Supply Ltd Seller:Liaoning Nengfa Weiye Energy Technology Ltd.

The legal representative: Dawu Zhang             The legal representative: Lihua Wang.

Signed date: 12 March, 2014